Exhibit 99.1

Investor and
Media Inquiries:
David A. Christiansen
(610) 208-3065
dchristiansen@cartech.com

CARPENTER PRE-ANNOUNCES
FISCAL THIRD QUARTER
OPERATING RESULTS

Announces conference call and webcast

Wyomissing, Pa., April 14, 2008 – Carpenter Technology Corporation (NYSE:CRS) expects to report net income from continuing operations for its fiscal third quarter ended March 31, 2008, in the range of $1.00-$1.05 per diluted share. This range excludes the gain from the $145 million sale of Carpenter’s ceramics businesses that will be recorded in the third quarter results.
In the same period a year ago, Carpenter reported record third quarter net income of $1.27 per share, that included comparable net income from continuing operations of $1.22 per share.  On January 29, 2008, the Company indicated that its third quarter performance for 2008 might not surpass the exceptionally strong third quarter results of a year ago due to softening U.S. economic conditions.

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Results for the 2008 third quarter reflected reduced demand in Carpenter’s economically sensitive automotive, industrial and consumer end markets, combined with higher operating costs. Demand in the domestic and international energy and aerospace markets continued strong in the third quarter.
The Company will release its financial results on Tuesday, April 29, 2008 and host a conference call and webcast at 10:00 a.m., Eastern time, on that day to discuss the results of operations for the quarter ended March 31, 2008.
Please call 610-208-2800 for the conference call telephone number and passcode. The webcast will be hosted by Thomson/CCBN and can be accessed at Carpenter Technology's web site at www.cartech.com.
The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).
Carpenter Technology produces and distributes specialty alloys, including stainless steels, titanium alloys and superalloys, and various engineered products. Detailed information about Carpenter Technology can be accessed at our website: www.cartech.com.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied.  The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2007, its subsequent Forms 10-Q, and the exhibits attached to those filings.  They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, industrial, automotive, consumer, medical, and energy including power generation, or other influences on Carpenter’s business such as new competitors, the consolidation of customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors;  4) domestic and foreign excess manufacturing capacity for certain metals; 5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages;  9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; 10) the ability to successfully acquire and integrate acquisitions; and 11) the ability of Carpenter to implement and manage material capital expansion projects in a timely and efficient manner.  Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations.  The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

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